Exhibit 3.3.47

NOTE: This form may now also be used for incorporating pursuant to the Medical Professional Corporation Act, the Dental Professional Corporation Act, and the Professional Corporation Act of 1965, as well as the General Corporation Act. If the corporation is to be formed pursuant to the authority of one of these statutes other than the General Corporation Act, so indicate in the preamble below by striking the references to the three inappropriate statutes. Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of IC 23-1-13.5, and appropriate statutory reference should be made in the preamble or Article II below.

Corporate Form No. 101 (Jan. 1977)—Page One

ARTICLES OF INCORPORATION

Larry A. Conrad, Secretary of State of Indiana

Use White Paper—Size 8 ½ x 11—For Inserts

Filing Requirements—Present 2 originally signed and fully executed copies to Secretary of State, Room 155, State House, Indianapolis 46204

Recording Requirements—Recording of Articles of Incorporation in the Office of the County Recorder is no longer required by the Indiana General Corporation Act.

APPROVED AND FILED APR 5 1978
/s/ Illegible
SECRETARY OF STATE OF INDIANA

ARTICLES OF INCORPORATION

OF

LOEWS LAFAYETTE CINEMAS, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is LOEWS LAFAYETTE CINEMAS, INC.

ARTICLE II

Purposes

The purposes for which the Corporation is formed are: to carry on any and all lawful business purposes permitted pursuant to Section 2 of the Indiana General Corporation Law.

Corporate Form No. 101—Page Two

Prescribed by Larry A. Conrad, Secretary of State (Jan. 1977)

ARTICLE III

Period of Existence

The period during which the Corporation shall continue is Perpetual

ARTICLE IV

Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is

United States Corporation Company,	1009 Chamber of Commerce Building
(Name)	(Number and Street or Building)

Indianapolis	Indiana	46204
(City)	(State)	(Zip Code)

Section 2. Principal Office. The post office address of the principal office of the Corporation is

1009 Chamber of Commerce Building
(Number and Street or Building)	(City)	(State)	(Zip Code)

ARTICLE V

Authorized Shares

Section 1. Number of Shares:

The total number of shares which the Corporation is to have authority to issue is 1,000.

A.                    The number of authorized shares which the corporation designates as having par value is 1,000 with a par value of $1.00.

B.                      The number of authorized shares which the corporation designates as without par value is none.

Corporate Form No. 101—Page Three

Prescribed by Larry A. Conrad, Secretary of State (Jan. 1977)

Section 2. Terms of Shares (if any):

ARTICLE VI

Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director(s)

Section 1. Number of Directors: The initial Board of Directors is composed of three member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be three

Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
aurence A. Tisch	666 Fifth Avenue	New York,	N.Y.	10019
reston R. Tisch	666 Fifth Avenue	New York,	N.Y.	10019
ernard Myerson	666 Fifth Avenue	New York,	N.Y.	10019

Section 3. Qualifications of Directors (if any): None

Corporate Form No. 101—Page Four

Prescribed by Larry A. Conrad, Secretary of State (Jan. 1977)

ARTICLE VIII

Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Seymour H. Smith	666 Fifth Avenue	New York,	N.Y.	10019

ARTICLE IX

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

(“Powers” of the Corporation, its directors or shareholders)

  11 the powers set forth in paragraphs (a) and (b) of Section 3   f the Indiana General Corporation Law.

Meetings of the shareholders shall be held at the principal office of the corporation, or at such other place, within or without the State of Indiana, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Corporate Form No. 101—Page Five

Prescribed by Larry A. Conrad, Secretary of State (Jan. 1977)

IN WITNESS WHEREOF, the undersigned, being all of the incorporator(s) designated in Article VIII, execute(s) these Articles of Incorporation and certify to the truth of the facts herein stated, this 28th day of March, 1978.

/s/ Seymour H. Smith
(Written Signature)	(Written Signature)

Seymour H. Smith
(Printed Signature)	(Printed Signature)

(Written Signature)

(Printed Signature)

STATE OF New York	}
ss:
COUNTY OF New York

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Seymour H. Smith, being xx the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 28th day of March, 1978.

/s/ Henry L. Wolff
(Written Signature)

Henry L. Wolff

(Printed Signature)

Henry L. Wolff
Notary Public
Certificate f in New York County
Commission Expires March 30, 1979

My Commission Expires:

March 30, 1979

This instrument was prepared by Seymour H. Smith, Attorney at Law,

(Name)

666 Fifth Avenue	New York,	N.Y.	10019
(Number and Street or Building)	(City)	(State)	(Zip Code)

	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R 12-96) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.

	Present original and two copies to address in upper right hand corner of this Please TYPE or PRINT.	Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF:

Name of Corporation Loews Lafayette Cinemas, Inc.	Date of incorporation April 5, 1978

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) Five, Section 2 of the Articles of Incorporation is hereby amended by adding the following sentence:

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                         ,” below.)

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

ARTICLE II

Date of each amendment’s adoption:

March 21, 2002

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☒	SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required. See** Below

** In accordance with Section 23-1-38-8, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in a    order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40541, confirme   and approved on March 1, 2002.

☐	SECTION 2

The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on , 19 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal complia    with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 21st day of March, 2002.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Illegible	/s/ Bryan Berndt
Signature’s title	Bryan Berndt

Vice President